                                                                      Exhibit 23

[COOPERS & LYBRAND LETTERHEAD]


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statements of AirTouch Communications, Inc. on forms S-8 relating to the AirTouch Communications, Inc. Retirement Plan (Registration Statement No. 33-57083), AirTouch Communications, Inc. Employee Stock Purchase Plan (Registration Statement No. 33-57077), and AirTouch Communications, Inc. 1993 Long-Term Stock Incentive Plan (Registration Statement No. 33-57081) of our report dated May
5, 1995, on our audit of the financial statements of the AirTouch Communications, Inc. Retirement plan as of December 31, 1994, and for the period April 1, 1994 to December 31, 1994, filed as part of the Annual Report on Form 10-K of AirTouch Communications, Inc. for the year ended December 31, 1994.


                                                   /s/ Coopers & Lybrand L.L.P.
                                                   ----------------------------


San Francisco, California
June 23, 1995
                                      19